SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549




                                FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                  PURSUANT TO SECTION 12(b) OR (g) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

                           OTR EXPRESS, INC.

         (Exact name of registrant as specified in its charter)

            KANSAS                            48-0993128
   (State of incorporation           (I.R.S. Employer Identification No.)
         or organization)

   804 N. Meadowbrook Drive, Olathe, Kansas                  66062
   (Address of principal executive offices)                  (Zip Code)


            Securities to be registered pursuant to Section 12(b) of
                               the Act:

         Title of Each Class             Name of Each Exchange on Which
         to be So Registered             Each Class is to be Registered

         Common Stock,                   American Stock Exchange
         par value $.01 per share


      Securities to be registered pursuant to Section 12(g) of the Act:

                                  NONE

Item 1.   Description of Registrant's Securities to be Registered.

      The information required by this item is set forth under the heading "Description of Capital Stock" in the Prospectus included as part of Amendment No. 1 to the Registration Statement on Form S-18, filed on December 31, 1991, with the Securities and Exchange Commission (Registration No. 33-44422FW) and in Article Fourth of the Amended Articles of Incorporation of the registrant set forth in the Certificate of Amendment to Articles of Incorporation of the registrant filed as Exhibit 3 to registrant's Form 10-K for the year ended December 31, 1998 (File No. 1-19773).


Item 2.   Exhibits.

          NONE

                                SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



   Dated:   August 10, 1999            OTR EXPRESS, INC.




                                       By: /s/ Steven W. Ruben
                                           Steven W. Ruben
                                           Vice President - Finance and Chief
                                           Financial Officer